EXHIBIT 10.3

[Loan No. 2342]

          (NOTE: THIS PROMISSORY NOTE MAY REQUIRE A BALLOON PAYMENT AT
                                   MATURITY)

                                PROMISSORY NOTE

$7,350,000 (U.S.)                                                 Houston, Texas
                                                                   July 10, 2002

     FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay to the order of WASHINGTON MUTUAL BANK, FA, a federal association, at its office at 3200 Southwest Freeway, Suite 1700, Houston, Texas 77027, Attention: Commercial Loan Servicing, or at such other place as the holder of this Note (hereinafter, "holder") may from time to time designate in writing, the sum of SEVEN MILLION THREE HUNDRED FIFTY THOUSAND DOLLARS ($7,350,000) in lawful money of the United States, with interest thereon from the date of this Note until paid at the rates set forth below, computed on monthly balances. Interest for each full calendar month during the term of this Note shall be calculated on the basis of a 360-day year and twelve 30-day months. Interest for any partial calendar month at the beginning or end of the term of this Note shall be calculated on the basis of a 365- or 366-day year (as applicable) and the actual number of days in that month.

     SECTION 1. Initial Interest Rate.

     The per annum interest rate hereunder (the "Note Rate") shall initially be six and ninety-five one hundredths percent (6.95%) (the "Initial Rate").

     SECTION 2. Interest Rate Adjustments.

         (a) Interest Adjustment Date. Beginning on August 1, 2007 (the "Initial Interest Adjustment Date"), and on the same day of every sixth month thereafter, the Note Rate shall be adjusted as provided below. Any date on which the Note Rate is to be adjusted as provided in this Note is referred to herein as the "Interest Adjustment Date."

         (b) The Adjustable Index. Beginning with the Initial Interest Adjustment Date, the Note Rate will be based on the Adjustable Index. As used in this Note, the term "Adjustable Index" means the LIBOR Rate, as defined below. The most recent Adjustable Index figure available as of 11:00 a.m., London Time, two (2) London Banking Days before each Interest Adjustment Date is referred to in this Note as the "Current Adjustable Index." If the LTBOR Rate is no longer available, holder shall choose a new index which is based upon comparable information and which shall then be the Adjustable Index. Holder shall give Borrower notice of such choice.

                  (i)  Before  each  Interest   Adjustment  Date,   holder  will
calculate the new Note Rate by adding two and fifty-five one-hundredths percent (2.55%) (the "Margin")

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to the  Current  Adjustable  Index.  Holder  will then  round the result of this addition to the nearest one-thousandth of one percentage point (0.001%). Subject to the limits stated in Section 2(b)(ii) below, this rounded amount will be the Note Rate until the next Interest Adjustment Date. In no event during the term of this Note shall the Note Rate increase or decrease on any Interest Adjustment Date by more than one percent (1.00%) per annum.

                  (ii) Except as set forth in Section 10 below, the Note Rate will never be greater than ten and one-half percent (10.50%) per annum (the "Rate Limit").

                  (iii) If for any reason holder fails to make an adjustment to the Note Rate or the Monthly Payment Amount as described in this Note, regardless of any notice requirement, holder may, upon discovery of such failure, then make such adjustment as if it had been made on time. Borrower agrees not to hold holder responsible for any damages which may result from holder's failure to make the adjustment and to allow holder, at its option, to apply any excess monies which Borrower may have paid to partial prepayment of the unpaid principal balance of this Note.

         (c) Definitions. As used herein, the following terms shall have the meanings set forth below:

     "LIBOR Rate" means the rate, rounded up to the nearest one-thousandth of one percentage point (0.001%) for deposits in United States dollars for maturities of six (6) months which appears on Telerate Page 3750 as of the relevant date and time of determination.

     "London Banking Day" means any day (i) which is not a Saturday or Sunday and (ii) on which commercial banks are generally open for business (including dealings in foreign exchange and foreign currency deposits) in London, England and dealings are carried on in the London interbank market.

     "Telerate Page 3750" means the display page so designated on the Telerate Service (or such other page as may replace that page on such service, or such other service as may be nominated as the information vendor for the purpose of displaying the British Bankers Association fixing of the London Interbank Offered Rate).

         (d) Increased Costs; Illegality; Unavailability of LIBOR Rate.

                  (i) If, due to either (A) the introduction after the date of this Note of or any change after the date of this Note (including any change by way of imposition or increase of reserve requirements or assessments) in or in the interpretation of any law or regulation or (B) the compliance with any requirement of any central bank or other governmental authority, there shall be any increase in the cost to holder of making or maintaining loans bearing interest at rates determined by reference to the LIBOR Rate, then Borrower shall from time to time, upon demand by holder, pay to holder additional amounts

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sufficient  to  reimburse  holder  for  all  such  increased   costs.   Holder's
determination as to the amount of such increased costs shall be conclusive and binding absent manifest error.

                  (ii) If in the sole judgment of holder (A) it shall become unlawful for holder to obtain funds in the London interbank market or to continue to fund or maintain principal amounts bearing interest at rates determined by reference to the LIBOR Rate; or (B) because of conditions in the relevant money markets, the LIBOR Rate will not adequately reflect the cost to holder of making, funding or maintaining the principal amount of this Note; or
(C) the LIBOR Rate is no longer available or is no longer calculated or reported on a basis reasonably comparable to the basis on which it is calculated and reported on the date of this Note, then, in any such event, holder shall choose a new index which reasonably reflects the cost to holder of making, funding or maintaining the principal amount of this Note, which new index shall then be the Adjustable Index. Holder shall give Borrower notice of such choice.

                  (iii) For purposes of this Note, all determinations hereunder may, in the sole discretion of holder, be made as if holder had actually funded and maintained the principal balance hereof through the purchase of deposits having successive terms of six (6) months each, extending from one Interest Adjustment Date to the next, and bearing interest at a rate equal to the Adjustable Index Rate during each such six (6)-month period.

     SECTION 3. Monthly Payments.

     Beginning on September 1, 2002 and on the first day of each and every calendar month thereafter throughout the term of this Note (the "Monthly Payment Dates"), Borrower shall make monthly payments of principal and interest (the "Monthly Payment Amounts") to holder as follows:

        (a) Beginning on September 1, 2002 through and including August 1, 2007 the Monthly Payment Amount shall be Fifty-One Thousand Seven Hundred Fourteen and 7/lOOths Dollars ($51,714.07);

        (b) The Monthly Payment Amount shall be adjusted semi-annually beginning on September 1, 2007 and on the same day of every sixth month thereafter, to an amount sufficient to fully repay the unpaid principal balance of this Note as of the last day of the month immediately preceding the date of such adjustment, together with interest at the Note Rate as adjusted on the immediately preceding Interest Adjustment Date, by the date that is three hundred (300) months from the first day of the first Monthly Payment Date.

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     SECTION 4. Maturity.

        Unless sooner repaid by Borrower, the entire unpaid principal balance of this Note, plus all accrued but unpaid interest, and all other amounts owing hereunder or under the Security Documents (as defined in Section 8) shall be due and payable in full on August 1, 2012 (the "Maturity Date").

     SECTION 5. Application of Payments.

     Payments shall be applied:  (a) first, to the payment of accrued  interest;
(b) second, at the option of holder, to the payment of any other amounts owing under this Note or secured by the Security Documents, other than accrued interest and principal, including, but not limited to advances holder may have made for attorneys' fees or for taxes, assessments, insurance premiums, or other charges on any property given as security for this Note and late charges due hereunder; and (c) third, to the reduction of principal of this Note.

     SECTION 6. Prepayment.

         (a) Prepayment Prior to Initial Interest Adjustment Date. Prior to the Initial Interest Adjustment Date, Borrower may prepay its obligation under this
Note in full upon thirty (30) days' prior written notice to holder; or in part on any Monthly Payment Date upon payment of a prepayment premium (the "Prepayment Premium") as follows: (i) during the first Loan Year (as hereinafter defined), the Prepayment Premium will be five percent (5.00%) of the amount prepaid; (ii) during the second Loan Year, the Prepayment Premium will be four percent (4.00%) of the amount prepaid; (iii) during the third Loan Year, the Prepayment Premium will be three percent (3.00%) of the amount prepaid; (iv) during the fourth Loan Year, the Prepayment Premium will be two percent (2.00%) of the amount prepaid; and (v) during the fifth Loan Year, the Prepayment Premium will be one percent (1.00%) of the amount prepaid. As used herein, "Loan Year" shall mean each successive twelve-month period commencing with the first day of the calendar month immediately preceding the calendar month in which the Initial Monthly Payment Date occurs; provided, however, that the first Loan Year shall also include any period of time between the date of this Note and such day.

         (b) Prepayment On or After the Initial Interest Adjustment Date. On or after the Initial Interest Adjustment Date, Borrower may prepay its obligation under this Note in full upon thirty (30) days' prior written notice to holder, or in part on any Monthly Payment Date without payment of a Prepayment Premium.

         (c) Provisions Applicable to All Prepayments. Borrower expressly waives any right to prepay this Note except as provided in this Section 6. Therefore, if the maturity of this Note is accelerated for any reason, including, without limitation, the occurrence of any event of default hereunder or under the Deed of Trust (as defined in Section 8), including without limitation Section 4.13 of the Deed of Trust, or any other document that evidences or secures the repayment of this Note, then any subsequent tender of

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payment of this Note, including any redemption following foreclosure of the Deed of Trust, shall constitute an evasion of the restrictions on prepayment set forth herein and shall be deemed a voluntary prepayment. Accordingly, holder may impose as a condition to accepting any such tender, and may bid at any sheriff's or trustee's sale under the Deed of Trust, and/or include in any complaint for judicial foreclosure or for any claim in bankruptcy, as part of the indebtedness evidenced by this Note and secured by the Deed of Trust, the Prepayment Premium that would have otherwise been payable hereunder for prepayment of this Note occurring on the date of such acceleration. The Prepayment Premium will not be payable for prepayment of this Note occurring as a result of the application of insurance and condemnation proceeds to the reduction of the unpaid principal balance of this Note.

     Borrower acknowledges that: (i) it is a knowledgeable real estate investor,
(ii) it fully understands the effect of the above waiver, (iii) the making of the loan evidenced by this Note at the interest rates set forth above is sufficient consideration for such waiver, and (iv) holder would not make the loan evidenced by this Note without such waiver.

     Borrower acknowledges that any statement made by holder setting forth the amount of the Prepayment Premium shall only be binding upon holder if such statement is made in writing and that the amount of the Prepayment Premium set forth in such statement is subject to change and is valid only for the date of such statement.

     Borrower hereby expressly waives any right it may have under California Civil Code 2954.10 to prepay this Note, in whole or in part, without prepayment charge, upon acceleration of the Maturity Date of this Note, and agrees that if for any reason a prepayment of any or all of this Note is made, whether voluntarily or upon or following any acceleration of the Maturity Date of this Note by holder, Borrower shall pay the Prepayment Premium calculated pursuant to this Section 6. By signing this provision in the space provided below, Borrower hereby declares and agrees that holder's agreement to make the loan evidenced by this Note at the Note Rate and for the term set forth in this Note constitutes adequate consideration, given individual weight by Borrower, for this waiver and agreement.

                                  REGAN HOLDING CORP., a California
                                  corporation

                                  By  /s/ G. Steven Taylor
                                      ------------------------------------------
                                      G. Steven Taylor, Chief Financial Officer

     SECTION 7. Late Charge.

     If any amount payable hereunder is paid more than ten (10) days after the due date thereof, Borrower promises to pay a late charge of five percent (5%) of the delinquent amount as liquidated damages for the extra expense in handling past due payments.

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     SECTION 8. Security.

     This Note is secured by a deed of trust, security agreement, assignment of leases and rents, and fixture filing (the "Deed of Trust") of even date herewith and executed by Borrower, encumbering real property located in Sonoma County, California, and by an assignment of leases and rents (the "Assignment of Leases and Rents") made by Borrower as assignor in favor of holder as assignee. The Deed of Trust, the Assignment of Leases and Rents and any and all other documents securing this Note are collectively referred to as the "Security Documents," provided, however, that "Security Documents" specifically shall not mean and shall not include the certificate and indemnity agreement regarding hazardous substances being delivered concurrently herewith to holder by Borrower (the "Indemnity Agreement"). The real property and the other collateral provided for in the Security Documents are collectively referred to as the "Property."

     SECTION 9. Notice and Opportunity to Cure Defaults.

     Any provision of this Note or the Security Documents seemingly to the contrary notwithstanding, holder agrees not to exercise any of the remedies for default permitted hereunder or under the Security Documents unless and until:

         (a) If the default consists of the violation of a covenant to pay money (other than the covenant to repay the balance due hereunder at maturity), holder has given Borrower at least ten (10) days' written notice of such default and such default has not been cured within such ten (10) day period; or

         (b) If the default consists only of a violation of any provision of this Note or the Security Documents other than a covenant to pay money or a covenant to obtain or renew insurance policies or pay insurance premiums as required by the Deed of Trust unless and until holder has given Borrower thirty
(30) days' written notice of such default and such default has not been cured within such thirty (30) day period, provided that if the default is one which can be cured, but for causes beyond the reasonable control of Borrower cannot with due diligence be cured within such thirty (30) day period, such thirty (30) day period shall be deemed extended for such time as is necessary to cure the default (but in no event longer than sixty (60) days from the date of default) if Borrower gives notice of its intent to cure or cause such default to be cured prior to the expiration of said thirty (30) day period, and thereafter proceeds promptly with and prosecutes with all due diligence all steps necessary to cure the same.

     Nothing contained in this Section 9 shall be construed as imposing any obligation on holder other than to postpone the exercise of its remedies for default until the expiration of the applicable grace period, if any, specified herein. Failure to give opportunity to cure defaults in the manner herein provided shall not in any way invalidate or prohibit holder from exercising any of the remedies for default permitted hereunder or under the Security Documents (other than to prohibit holder from proceeding further until the applicable grace

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period,  if any,  for the curing of such default has  expired),  or give rise to liability for damages suffered by Borrower or any other party on account of such failure.

     The provisions of subparagraph (a) of this Section 9 shall not affect Borrower's liability for late charges under Section 7 with respect to any payment that is more than ten (10) days past due.

     SECTION 10. Default; Remedies.

     If default is made in the payment of any amount payable hereunder when due or in the keeping of any covenant of the Security Documents, then, at the option of holder, the entire indebtedness evidenced hereby shall become immediately due and payable. Upon default, and without notice or demand, all amounts owed under this Note, including all accrued but unpaid interest, shall thereafier bear interest at a variable rate, adjusted at the times at which the Note Rate would otherwise have been adjusted pursuant to Section 2, of five percent (5%) per annum above the Note Rate which would have been applicable from time to time had there been no default (the "Default Rate") until such default is cured. Failure to exercise any option granted to holder hereunder shall not waive the right to exercise the same in the event of any subsequent default. Interest at the Default Rate shall commence to accrue upon default under this Note, including the failure to pay this Note at maturity.

     SECTION 11. Attorneys' Fees.

     In the event of any default under this Note, or in the event that any dispute arises relating to the interpretation, enforcement, or performance of this Note, holder shall be entitled to collect from Borrower on demand all fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators, and court reporters. Without limiting the generality of the foregoing, Borrower shall pay all such costs and expenses incurred in connection with: (a) arbitration or other alternative dispute resolution proceedings, trial court actions, and appeals; (b) bankruptcy or other insolvency proceedings of Borrower, any guarantor or other party liable for any of the obligations of this Note or any party having any interest in any security for any of those obligations; (c) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any property securing this Note; (d) postjudgment collection proceedings; (e) all claims, counterclaims, cross-claims, and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Note or any security for this Note; (f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing.

     SECTION 12. Sale, Transfer or Encumbrance of Property.

        The Deed of Trust contains the following provision (in such provision, the term "Trustor" means Borrower and "Beneficiary" means holder):

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         4.13 Sale,  Transfer,  or Encumbrance  of Property.  Trustor shall not, without the prior written consent of Beneficiary, sell, transfer or otherwise convey the Property or any interest therein, further encumber the Property or any interest therein, cause or permit any change in the entity, ownership or control of Trustor (including without limitation the revocation or tennination of a trust whose trustee(s) are the Trustor hereunder) or agree to do any of the foregoing without first repaying in full the Note and all other sums secured hereby.

     Consent to any one such occurrence shall not be deemed a waiver of the right to require consent to any future occurrences.

     In each instance in which a sale, transfer or other conveyance of the Property occurs without simultaneous repayment in full of all indebtedness secured hereby, and regardless of whether Beneficiary's consent thereto is given, waived or denied or whether Beneficiary elects to accelerate the matunty date of the Note, Trustor and its successors shall be jointly and severally liable to Beneficiary for the payment of a transfer fee (the "Transfer Fee") of one percent (1.00%) of the unpaid principal balance of the Note as of the date of such sale, transfer or other conveyance. Such fee shall be payable on demand, shall bear interest from ten (10) days after such demand to and including the date of collection at the Default Rate (as defined in the Note), and shall be secured by this Trust Deed. Beneficiary's waiver of such fee in whole or in part for any one sale, transfer or other conveyance shall not preclude the imposition thereof in any other transaction.

     Notwithstanding the foregoing, and subject to the further provisions of this paragraph, Beneficiary's consent will not be required, and the one percent (1.00%) Transfer Fee will not be imposed, for (a) the transfer of not more than fifty percent (50%) in the aggregate during the term of the Note of shares of stock of Trustor; provided that transfers of shares upon the death of a shareholder and transfers of shares for estate planning purposes into and from trusts shall not be included in the calculation of the foregoing fifty percent (50%) limit; or (b) transfers of shares pursuant to and following Trustor's registration of any equity securities under the Securities Act of 1933 as amended; provided, in all such cases described in clauses (a) and (b) of this paragraph, that (i) unless Beneficiary otherwise consents, such consent not to be unreasonably withheld, Lynda L. Regan or her estate and/or one or more trusts to which she may have transferred shares of stock in Trustor for estate planning purposes shall at all times own at least ten percent of the issued and outstanding capital stock of Trustor; and (ii) none of the persons or entities liable for the repayment of the Note is released from such liability.

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     SECTION 13. Miscellaneous.

         (a) Every person or entity at any time liable for the payment of the indebtedness evidenced hereby waives all taking of formal collection steps, including, but not limited to, presentment for payment, demand, and notice of nonpayment, protest, dishonor or acceleration of this Note. Every such person or entity further hereby consents to any extension of the time of payment hereof or other modification of the terms of payment of this Note, the release of all or any part of the security herefor, or the release of any party liable for the payment of the indebtedness evidenced hereby at any time and from time to time at the request of anyone now or hereafter liable therefor. Any such extension or release may be made without notice to any of such persons or entities and without discharging their liability. All payments required to be made under this Note, the Security Documents, the Indemnity Agreement and the other documents, instruments and agreements entered into in connection therewith (collectively, the "Loan Documents") shall be made without offset or deduction of any kind.

         (b) Each person or entity who signs this Note is jointly and severally liable for the full repayment of the entire indebtedness evidenced hereby and the full performance of each and every obligation contained in the Security Documents.

         (c) The headings to the various sections have been inserted for convenience of reference only and do not define, limit, modify, or expand the express provisions of this Note.

         (d) Time is of the essence under this Note and in the performance of every term, covenant, and obligation contained herein.

         (e) This Note is made with reference to and is to be construed in accordance with the laws of the State of California.

         (f) Each married person who executes this Note as a Borrower agrees that recourse hereunder can be had to his or her separate property as well as the assets of his or her marital community.

         (g) This Note and the other Loan Documents constitute the final expression of the entire agreement of the parties with respect to the transactions set forth therein. No party is relying on any oral agreement or other understanding not expressly set forth in the Loan Documents. The Loan Documents may not be amended or modified except by means of a written document executed by the party sought to be charged with such amendment or modification.

         (h) In the event holder at any time discovers that this Note or the Security Instrument or any of the other Loan Documents contains an error caused by a clerical mistake, calculation error, computer error, printing error or similar error, Borrower shall, upon notice from holder, re-execute any such Loan Document as necessary to correct any such error(s),

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

and Borrower shall also not hold holder responsible for any damage suffered by Borrower resulting from any such error. In addition, if any of the Loan Documents are lost, stolen, mutilated or destroyed, Borrower shall execute and deliver to holder on holder's request a duplicate of such Loan Document identical in form and content, and which will be identical in effect for all purposes, provided holder delivers to Borrower an indemnification agreement in favor of Borrower protecting Borrower from any damages arising from such re-execution.

                                 [END OF TEXT]

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     DATED as of the day and year first above written.

                                  REGAN HOLDING CORP., a California
                                  corporation

                                  By  /s/ G. Steven Taylor
                                      ------------------------------------------
                                      G. Steven Taylor, Chief Financial Officer

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